   As filed with the Securities and Exchange Commission on February 12, 1997
                                                           Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             --------------------

                           VARCO INTERNATIONAL, INC.

         (Exact name of registrant as specified in its charter)

                  California                         95-0472620
        (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)           Identification No.)
                             --------------------

          743 North Eckhoff Street
             Orange, California
            (Address of Principal                    92868
             Executive Offices)                    (Zip Code)
                             --------------------

                            1990 Stock Option Plan
                           (Full title of the plan)


                              RICHARD A. KERTSON
              Vice President-Finance and Chief Financial Officer
                           743 North Eckhoff Street
                           Orange, California  92868

                    (Name and address of agent for service)

                                (714) 978-1900
             (Telephone number, including area code, of agent for
                                   service)
                              --------------------

The Commission is requested to send copies of all communications to:

                             LARRY M. MEEKS, ESQ.
                           Pircher, Nichols & Meeks
                     1999 Avenue of the Stars, Suite 2600
                        Los Angeles, California  90067
                                (310) 201-8903

                              --------------------


                        CALCULATION OF REGISTRATION FEE

                                                    Proposed               Proposed maximum
Title of securities     Amount to be                maximum offering       aggregate offering        Amount of
to be registered        registered                  price per unit         price                     registration fee
---------------------------------------------------------------------------------------------------------------------

Common Stock            2,000,000 shares            $24.9375(1)            $49,875,000(1)            $15,113.64
=====================================================================================================================

(1) Estimated solely for purpose of calculating the registration fee based on the average of the high and low prices reported on the NYSE Composite Tape on February 6, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have heretofore been filed by Varco International, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated by reference in this registration statement:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

          (3) The description of the Company's Common Stock contained in the Company's Form 8-A Registration Statement filed May 29, 1981, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock registered pursuant to this Registration Statement has been passed upon for the Company by Pircher, Nichols & Meeks, of which Leo J. Pircher, a director of the Company, is a partner.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 204(a)(10) of the California General Corporation Law (the "GCL") permits a corporation, in its Articles of Incorporation, to eliminate or limit the personal liability of directors for monetary damages in an action brought by or in the right of the corporation (a "derivative action") for breach of a director's duties to the corporation provided, however, that such a provision may not eliminate or limit the liability of directors for (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;
(2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (3) any transaction from which the director derived an improper personal benefit; (4) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (6) transactions between a corporation and its directors or corporations having interrelated directors under Section 310 of the GCL; or (7) improper distributions to shareholders, loans or guaranties under Section 316 of the GCL.

     Section 204(a)(11) of the GCL permits a corporation in its Articles of Incorporation to provide for indemnification of directors, officers, employees and other agents by bylaw, agreement or otherwise in excess of that expressly permitted by Section 317 of the GCL except that provision may not be made for indemnification which is expressly prohibited by Section 317 of the GCL or for acts or omissions from which a director may not be relieved of liability under
Section 204(a)(10) of the GCL.

     Section 317(b) of the GCL permits a corporation to indemnify a director, officer, employee or other agent against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding other than a derivative action if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     With respect to derivative actions, Section 317(c) of the GCL permits a corporation to indemnify a director, officer, employee or other agent against expenses incurred in connection with the defense or settlement of such an action if he acted in good faith and in a manner which he believed to be in the best interests of the corporation and its shareholders. Under Section 317(c), indemnification in a derivative action is not permitted (1) with respect to any matter in which the person seeking indemnification is held to be liable to the corporation in the performance of his duties to the corporation and its shareholders unless and only to the extent that the court in which the proceeding was brought determines that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for expenses and then only to the extent that such court shall determine; (2) for any amount paid in settling or otherwise disposing of a pending action without court approval; or (3) for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 317(d) of the GCL requires a corporation to indemnify any director, officer, employee or other agent for all expenses actually and reasonably incurred by him in any proceeding to the extent that he is successful on the merits.

     The Company's Amended and Restated Articles of Incorporation (1) eliminate the liability of directors for monetary damages to the fullest extent permitted under California law and (2) permit the Company to provide indemnification to directors, officers, employees and other agents by bylaw provisions, agreements, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the GCL subject only to the limits set forth in Section 204 of the GCL.

     The Bylaws of the Company generally require indemnification of any officer or director of the Company for all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred in any action, suit or proceeding by reason of the fact that he is or was a director of the Company except to the extent that such indemnification would be expressly prohibited under California law or the Company's Amended and Restated Articles of Incorporation.

     The Company is a party to an Indemnity Agreement with each of its directors and executive officers which generally provides the indemnitee with a contractual right to indemnification for all Expenses (which is defined to include attorneys' fees and amounts paid in settlement), judgments, fines, penalties and ERISA excise taxes incurred in any action, suit or proceeding by reason of his position with the Company, except to the extent that such indemnification is prohibited by California law.

     The Company also maintains a liability insurance policy under which officers and directors are generally indemnified against losses and liability (including costs, expenses, settlements and judgments) incurred by them in such capacities, other than specified excluded losses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     4.1 Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.
     *4.2  1990 Stock Option Plan, as amended.
     *5    Opinion of Pircher, Nichols & Meeks.
     *23.1 Consent of Ernst & Young LLP.
     *23.2 Consent of Pircher, Nichols & Meeks (included in Exhibit 5).
     *24   Power of Attorney.
_____________
*Filed herewith.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on February 11, 1997.

                              VARCO INTERNATIONAL, INC.


                              By:  /s/Richard A. Kertson
                                   -------------------------------------
                                    Richard A. Kertson
                                    Vice President-Finance


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                   Date
         ---------                       -----                   ----
                                  President and Chief
                                  Executive Officer and
                                  Director
    *GEORGE BOYADJIEFF            (Principal Executive
---------------------------       Officer)                 February 11,  1997
     George Boyadjieff

                                  Vice President-Finance
                                  and Chief Financial
                                  Officer
   /s/Richard A. Kertson          (Principal Financial
---------------------------       Officer)                 February 11, 1997
     Richard A. Kertson

                                  Controller-Treasurer
                                  and Chief Accounting
                                  Officer
   /s/Donald L. Stichler          (Principal Accounting
---------------------------       Officer)                 February 11, 1997
     Donald L. Stichler

    *WALTER B. REINHOLD           Director                 February 11, 1997
---------------------------
     Walter B. Reinhold

     *TALTON R. EMBRY             Director                 February 11, 1997
---------------------------
      Talton R. Embry


       *ANDRE R. HORN             Director                 February 11, 1997
---------------------------
        Andre R. Horn

    *MAURICE E. JACQUES           Director                 February 11, 1997
---------------------------
     Maurice E. Jacques

     *JACK W. KNOWLTON            Director                 February 11, 1997
---------------------------
      Jack W. Knowlton

      *LEO J. PIRCHER             Director                 February 11, 1997
---------------------------
       Leo J. Pircher

     *CARROLL W. SUGGS            Director                 February 11, 1997
---------------------------
      Carroll W. Suggs

   *ROBERT A. TEITSWORTH          Director                 February 11, 1997
---------------------------
    Robert A. Teitsworth

      *EUGENE R. WHITE            Director                 February 11, 1997
---------------------------
       Eugene R. White

      *JAMES D. WOODS             Director                 February 11, 1997
---------------------------
       James D. Woods

*By   /s/Richard A. Kertson
    -----------------------
       Richard A. Kertson
        Attorney-in-fact


                                 EXHIBIT INDEX


Exhibit                                                                     Page
-------                                                                     ----

4.1      Amended and Restated Articles of Incorporation of the
         Company, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended
         December 31, 1995.

4.2      1990 Stock Option Plan, as amended.

5        Opinion of Pircher, Nichols & Meeks.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Pircher, Nichols & Meeks (included in Exhibit 5).

24       Power of Attorney.